Exhibit j(1)

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to us under the heading "Auditor" in the Statement of Additional Information of Spartan Tax-Free Bond Fund in this Registration Statement on Form N1-A of Fidelity Devonshire Trust.

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/s/Deloitte & Touche LLP Deloitte & Touche LLP
Boston, Massachusetts
January 12, 2001